Donna Roberts

LIMITED POWER OF ATTORNEY FOR
SECTION 16 AND RULE 144 REPORTING OBLIGATIONS and SEC COMMUNICATIONS

	Know all by these presents that the undersigned's hereby makes, constitutes and appoints each of Noel Tippett, Heidi White, Heidi Quandt, Donald Kappel, Dana Reavis and Richard Wolfson, acting singly with full power of substitution and delegation, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)	prepare, execute, acknowledge, deliver and file Forms 3, 4, and
5 (including any amendments thereto) with respect to the securities of CRACKER BARREL OLD COUNTRY STORE, INC., a Tennessee corporation
(the "Company"), with the United States Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

(2)	prepare, execute, acknowledge, deliver and file Form 144
(including amendments thereto) with respect to the securities of the Company, with the United States Securities and Exchange Commission, and any national securities exchanges and the Company, as considered necessary or advisable under Rule 144 of the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended from time to time (the "Securities Act");

(3)	seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the named attorneys-in-fact and approves and ratifies any such release of information;

(4) 	seek, obtain and/or amend, as the undersigned's representative and on the undersigned's behalf, any passwords, codes or other identifying information (including, but not limited to, CCC and CIK codes and related passwords) used or required by the United States Securities and Exchange Commission or any national securities exchanges in order that the named attorneys-in-fact may deliver and file documents, including Forms 3, 4, 5 and 144 therewith, and the undersigned hereby authorizes any such person to release any such information to the named attorneys-in-fact; and

(5)	perform any and all other acts and execute any documents in the name of the undersigned which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with any of the foregoing.


The undersigned acknowledges that:

(1)	this Power of Attorney authorizes, but does not require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)	any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)	neither the Company nor such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act or the Securities Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4)	this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act or the Securities Act, including without limitation the reporting requirements under Section 16 of the Exchange Act and Rule 144 of the Securities Act.

	The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that either such attorney-in-fact of, for an on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

	All powers of attorney previously granted by the undersigned in respect of the subject matters covered by this Power of Attorney are hereby revoked. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms
3, 4 and 5 and Form 144 (including amendments thereto) with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned or by the Company in a signed writing delivered to such attorney-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 2nd day of October 2021.

/s/ Donna Roberts